                                                                    EXHIBIT 10.2

                 AMENDMENT NO. 8 AND WAIVER TO CREDIT AGREEMENT

                  AMENDMENT NO. 8 AND WAIVER TO CREDIT AGREEMENT (this "Amendment and Waiver"), dated as of March 5, 2002 among RAWLINGS SPORTING GOODS COMPANY, INC., a Delaware corporation ("Borrower"), the other Credit Parties signatory to the hereinafter defined Credit Agreement; GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity, "GE Capital"), for itself, as Lender, and as Agent for Lenders ("Agent"), and the other Lenders signatory to the hereinafter defined Credit Agreement.

                                   WITNESSETH:

                  WHEREAS, the Borrower, the other Credit Parties, the Agent and the Lenders are party to that certain Credit Agreement, dated as of December 28, 1999 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement");

                  WHEREAS, on and subject to the terms and conditions hereof, Borrower and the other Credit Parties have requested that Agent and Lenders, and Agent and Lenders are willing to, (i) waive compliance with the minimum EBITDA and minimum Fixed Charge Coverage Ratio financial covenants for the twelve-month period ended November 30, 2001 and (ii) amend certain provisions of the Credit Agreement, all as set forth herein;

                  WHEREAS, this Amendment and Waiver shall constitute a Loan Document and these Recitals shall be construed as part of this Amendment and Waiver; capitalized terms used herein without definition are so used as defined in Annex A to the Credit Agreement.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree as follows:

                  1. Amendments.

                  (a) Section 1.1(a)(i) of the Credit Agreement is amended by inserting the following text immediately prior to the words "("Borrowing Availability")":

                  "and in each case less a Reserve equal to (i) prior to February 1, 2002, $500,000, (ii) on and after February 1, 2002 but prior to March 1, 2002, $750,000, and (iii) at all times on and after March 1, 2002, $1,000,000"

                  (b) Section 1.5(a) of the Credit Agreement is amended by deleting the second grid set forth in such Section and replacing it with the following grid:

                               "APPLICABLE MARGINS


                                                                       LEVEL I          LEVEL II
                                                                       -------          --------
                  Applicable Index Margin                              1.00%            0.75%
                  Applicable LIBOR Margin                              2.50%            2.25%
                  Applicable Term Loan B Index Margin                  1.50%            1.25%
                  Applicable Term Loan B LIBOR Margin                  3.00%            2.75%
                  Applicable L/C Margin                                2.50%            2.25%
                  Applicable Unused Line Fee Margin                    0.50%            0.50%"

                  (c) Section (b) of Annex G to the Credit Agreement is amended by (i) deleting each reference to the ratio "1.10 to 1.00" set forth in the column headed "Fixed Charge Coverage Ratio" opposite the "Second Fiscal Quarter of Fiscal Year 2002" and the "Third Fiscal Quarter of Fiscal Year 2002" in the chart contained in such Section and replacing each such ratio with the ratio "1.00 to 1.00."

                  (d) Section (c) of Annex G to the Credit Agreement is amended by (i) deleting the number "$9,000,000" set forth in the column headed "EBITDA" opposite the "Second Fiscal Quarter of Fiscal Year 2002" in the chart contained in such Section and replacing such number with the number "$6,700,000" and (ii) deleting the number "$9,000,000" set forth in the column headed "EBITDA" opposite the "Third Fiscal Quarter of Fiscal Year 2002" in the chart contained in such Section and replacing such numbers with the number "$7,500,000."

                  2. Waiver. Subject to the conditions and effectiveness of this Agreement and otherwise notwithstanding the provisions of any Loan Document, Agent and Lenders hereby waive (a) any Event of Default arising under Section 8.1(b) of the Credit Agreement resulting solely from Borrower's failure to comply with paragraph (b) or (c) of Annex G to the Credit Agreement for the twelve-month period ended November 30, 2001 and (b) any Event of Default arising under Section 8.1(c) of the Credit Agreement resulting solely from Borrower's late delivery of financial statements required pursuant to paragraph (a) of Annex E to the Credit Agreement for any period ended prior to November 30, 2001.

                  3. Covenant by Borrower. Borrower hereby agrees that Borrower will cooperate with and reimburse Agent for a field audit to be completed on or before March 31, 2002.

                  4. Representations and Warranties of Credit Parties. In order to induce Agent and Lenders to enter into this Amendment and Waiver, each Credit Party hereby jointly and severally represents and warrants to Agent and Lenders that:

                  (a) Representations and Warranties. After giving effect to this Amendment and Waiver, no representation or warranty of any Credit Party contained in the Credit Agreement or any of the other Loan Documents, including this Amendment and Waiver, shall be untrue or incorrect in any material respect as of the date hereof, except to the extent that such representation or warranty expressly relates to an earlier date.

                  (b) Authorization, etc. Each Credit Party has the power and authority to execute, deliver and perform this Amendment and Waiver. Each Credit Party has taken all necessary action (including, without limitation, obtaining approval of its stockholders, if necessary) to authorize its execution, delivery and performance of this Amendment and Waiver. No consent, approval or authorization of, or declaration or filing with, any Governmental Authority, and no consent of any other Person, is required in connection with any Credit Party's execution, delivery and performance of this Amendment and Waiver, except for those already duly obtained. This Amendment and Waiver has been duly executed and delivered by each Credit Party and constitutes the legal, valid and binding obligation of each Credit Party, enforceable against it in accordance with its terms. No Credit Party's execution, delivery or performance of this Amendment and Waiver conflicts with, or constitutes a violation or breach of, or constitutes a default under, or results in the creation or imposition of any Lien upon the property of any Credit Party by reason of the terms of (i) any contract, mortgage, lease, agreement, indenture or instrument to which any Credit Party is a party or which is binding upon it, (ii) any law or regulation or order or decree of any court applicable to any Credit Party, or (iii) the certificate or articles of incorporation or by-laws of any Credit Party.

                  (c) No Default. Except for the Events of Defaults waived pursuant to Section 2 hereof, no Default or Event of Default has occurred or is continuing, or would result after giving effect hereto.

                  5. Conditions to Effectiveness. The effectiveness of this Amendment and Waiver is expressly conditioned upon the satisfaction of each condition set forth in this Section 5 on or prior to the date hereof:

                  (a) Documentation. Borrower shall have delivered to Agent (on behalf of itself and Lenders) duly executed originals of this Amendment and Waiver and any other agreements, certificates, opinions, and other documents as Agent may reasonably request to accomplish the purposes of this Amendment and Waiver.

                  (b) Fees, Costs and Expenses. Agent shall have received (at Agent's option, by payment or as a charge against the Revolving Loan) an amendment fee equal to $75,000, for the ratable benefit of the Lenders, and reimbursement of the amounts payable by Agent to its legal counsel for the reasonable legal fees of such counsel, and the costs and expenses incurred by such counsel, in respect of the preparation and negotiation of this Amendment and Waiver and the other documents executed in connection herewith.

                  (c) No Default. Except for the Events of Defaults waived pursuant to Section 2 hereof, no Default or Event of Default shall have occurred and be continuing, or would result after giving effect hereto.

                  6. Reference to and Effect on Loan Documents.

                  (a) Ratification. Except as specifically provided in this Amendment and Waiver, the Credit Agreement and the other Loan Documents shall remain in full force and effect and each Credit Party hereby ratifies and confirms each such Loan Document.

                  (b) No Waiver. Except as expressly set forth herein, the execution, delivery and effectiveness of this Amendment and Waiver shall not operate as a waiver or forbearance of any right, power or remedy of Agent or any Lender under the Credit Agreement or any of the other Loan Documents, or constitute a consent, waiver or modification with respect to any provision of the Credit Agreement or any of the other Loan Documents. Upon the effectiveness of this Amendment and Waiver each reference in (a) the Credit Agreement to "this Agreement," "hereunder," "hereof," or words of similar import and (b) any other Loan Document to "the Agreement" shall, in each case and except as otherwise specifically stated therein, mean and be a reference to the Credit Agreement as amended hereby.

                  7. Miscellaneous.

                  (a) Successors and Assigns. This Amendment and Waiver shall be binding on and shall inure to the benefit of the Credit Parties, Agent and Lenders and their respective successors and assigns, except as otherwise provided herein. No Credit Party may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder without the prior express written consent of Agent and Lenders. The terms and provisions of this Amendment and Waiver are for the purpose of defining the relative rights and obligations of the Credit Parties, Agent and Lenders with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Amendment and Waiver.

                  (b) Entire Agreement. This Amendment and Waiver, including all schedules and other documents attached hereto or incorporated by reference herein or delivered in connection herewith, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all other understandings, oral or written, with respect to the subject matter hereof.

                  (c) Fees and Expenses. As provided in Section 11.3 of the Credit Agreement, Borrower agrees to pay on demand all fees, costs and expenses incurred by Agent in connection with the preparation, execution and delivery of this Amendment and Waiver.

                  (d) Headings. Section headings in this Amendment and Waiver are included herein for convenience of reference only and shall not constitute a part of this Amendment and Waiver for any other purpose.

                  (e) Severability. Wherever possible, each provision of this Amendment and Waiver shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment and Waiver shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment and Waiver.

                  (f) Conflict of Terms. Except as otherwise provided in this Amendment and Waiver, if any provision contained in this Amendment and Waiver is in conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Amendment and Waiver shall govern and control.

                  (g) Counterparts. This Amendment and Waiver may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement. Delivery of an executed signature page to this Amendment and Waiver by telecopy shall be effective as delivery of a manually executed signature page to this Amendment and Waiver.

                  (h) Incorporation of Credit Agreement. The provisions contained in Sections 11.9 and 11.13 of the Credit Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety, except with reference to this Amendment and Waiver rather than the Credit Agreement.

                  (i) Acknowledgment. Each Credit Party hereby acknowledges its status as a Credit Party and affirms its obligations under the Credit Agreement and represents and warrants that there are no liabilities, claims, suits, debts, liens, losses, causes of action, demands, rights, damages or costs, or expenses of any kind, character or nature whatsoever, known or unknown, fixed or contingent (collectively, the "Claims"), which any Credit Party may have or claim to have against Agent or any Lender, or any of their respective affiliates, agents, employees, officers, directors, representatives, attorneys, successors and assigns (collectively, the "Lender Released Parties"), which might arise out of or be connected with any act of commission or omission of the Lender Released Parties existing or occurring on or prior to the date of this Amendment and Waiver, including, without limitation, any Claims arising with respect to the Obligations or any Loan Documents. In furtherance of the foregoing, each Credit Party hereby releases, acquits and forever discharges the Lender Released Parties from any and all Claims that any Credit Party may have or claim to have, relating to or arising out of or in connection with the Obligations or any Loan Documents or any other agreement or transaction contemplated thereby or any action taken in connection therewith from the beginning of time up to and including the date of the execution and delivery of this Amendment and Waiver. Each Credit Party further agrees forever to refrain from commencing, instituting or prosecuting any lawsuit, action or other proceeding against any Lender Released Parties with respect to any and all Claims.

                            [signature pages follow]

IN WITNESS WHEREOF, this Amendment No. 8 and Waiver has been duly executed and delivered as of the day and year first above written.

                                       RAWLINGS SPORTING GOODS COMPANY, INC.


                                       By:
                                          --------------------------------------
                                       Title:
                                             -----------------------------------



                                       RAWLINGS CANADA, INCORPORATED


                                       By:
                                          --------------------------------------
                                       Title:
                                             -----------------------------------



                                       RAWLINGS DE COSTA RICA, S.A.


                                       By:
                                          --------------------------------------
                                       Title:
                                             -----------------------------------


                                       GENERAL ELECTRIC CAPITAL CORPORATION,
                                       as Agent and Lender


                                       By:
                                          --------------------------------------
                                       Title: Duly Authorized Signatory


                                       LASALLE BANK NATIONAL ASSOCIATION,
                                       as Lender


                                       By:
                                          --------------------------------------
                                       Title:
                                             -----------------------------------